SCHEDULE II

			         INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

					      SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-FAIRCHILD CORP CL A

          GAMCO INVESTORS, INC.
                      12/01/04          172,800             3.0000
                      12/01/04          198,200             3.0000
                      11/30/04            7,500-            3.0100
                      11/30/04            7,000-            3.0224
                      11/29/04            7,000             3.0868
                      11/29/04           21,000-            3.0868
                      11/29/04            1,000-            3.0300
                      11/24/04            3,000-            3.2550
                      11/23/04            3,000-            3.3680
                      11/23/04            5,000             3.3448
                      11/23/04           30,000-             *DO
                      11/22/04            4,500             3.3500
                      11/22/04            1,500             3.3300
                      11/22/04            3,000-            3.3300

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.